Free Writing Prospectus
Filed Pursuant to Rule 433
Dated September 10, 2013
Registration Statement Nos. 333-187623, 333-187623-01 and

333-187623-02

$1.43+BN FORD CREDIT FLOORPLAN MASTER OWNER TRUST (FORDF) 2013-5

JOINT-LEADS:        BARC, Citi, GS, JPM

SELLING GRP:       Castle Oak, Loop Capital

CL	$SIZE-MM	WAL	S&P/Fitch	L.FIN	SPREAD	YIELD	COUP	PRICE
A1	$325	2.99	AAA/AAA	09/18	+47	1.512	1.50%	99.97876%
A2	$925	2.99	AAA/AAA	09/18	+47	N/A	1ML+47	100%
B	$57.19	2.99	AA/AA	09/18	+85	1.892	1.88%	99.98667%
C	$81.699	2.99	A/A	09/18	(RETAINED)
D	$49.02	2.99	BBB/BBB	09/18	(RETAINED)

EXPECTED PRICING	:	PRICED	ERISA ELIGIBLE	:	YES
EXPECTED SETTLE	:	09/17/2013	MIN DENOMS	:	$1k x $1k
FIRST PMT DATE	:	10/15/2013	BLOOMBERG TICKER	:	FORDF 2013-5
REGISTRATION	:	PUBLIC	BILL & DELIVER	:	BARCLAYS

IMPORTANT NOTICE

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering.  Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC, for more complete information about the issuer and this offering.  You may get these documents for free by searching the SEC online database (EDGAR) at www.sec.gov.  Alternatively, you may obtain a copy of the prospectus from Barclays Capital Inc. by calling 1-888-603-5847.